UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Sutter Street Suite 1300 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

(888) 669-4885

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 13, 2021, Augmedix, Inc. (the “Company”) filed a current report on Form 8-K (the “Original Report”) furnishing on Exhibit 99.1 thereto the Company’s unaudited quarterly financial results for 2020 and 2021. This Amendment No. 1 on Form 8-K/A (the “Amended Report”) is being filed to correct an inadvertent error in Exhibit 99.1 regarding the net loss amount for the fourth quarter ended December 31, 2020. The Original Report reported a net loss of $3.971 million for the fourth quarter ended December 31, 2020, but the correct net loss amount for such quarter is $3.791 million. This Amended Report supersedes and replaces the Original Report in its entirety.

Item 2.02. Results of Operations and Financial Condition.

The Company is furnishing on Exhibit 99.1 attached hereto the Company’s unaudited quarterly financial results for 2020 and 2019 for investors and analysts of the Company.

The information furnished with this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Exhibit.

(d) Exhibits

99.1	Augmedix, Inc.’s Unaudited Quarterly Financial Results for 2020 and 2019

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Date: April 14, 2021	By:	/s/ Paul L Ginocchio
Paul L Ginocchio
Chief Financial Officer

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